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                                                                  EXHIBIT 10.31b

                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT made as of the 29th day of January, 1998, between Luther Medical Products, Inc., a California corporation (the "Company"), and DAVID ROLLO (the "Executive").

     WHEREAS, the Board of Directors (the "Board") of the Company desires that the Executive remain as President and Chief Executive Officer of the Company; and

     WHEREAS, the Executive desires to continue to serve the Company on the terms herein provided, which terms expressly supersede the terms of the Employment Agreement, dated May 31, 1995, between the Company and the Executive;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.   Employment.  The Company hereby agrees to employ the Executive and the
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Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for an unspecified period of time. Notwithstanding any other provision of this Agreement, and unless this Agreement has been terminated in accordance with the provisions of Sections 6 and 7, below, (in which event the provisions of Section 8, below, shall control), either the Company or the Executive may, at any time, advise the other party, in writing, of its or his decision to terminate the employment relationship set forth herein by providing to the other party a written notice thereof in the manner specified in Section 10, below. Upon such occurrence, the employment relationship shall terminate
12 months following the date on which such notice, pursuant to the provisions of
Section 10, shall be deemed to have been given.

     2.   Position; Duties; Place of Performance.  The Executive shall serve as
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the President and Chief Executive Officer of the Company, reporting only to the
Board, and shall have supervision and control over, and responsibility for, the general management and operation

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of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Executive's position as the senior executive officer in charge of, among other items, the general management of the Company. During the term of this Agreement, the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

     The Company shall not, without the written consent of the Executive, relocate or transfer the facilities at which the Executive performs his duties for the Company to a location outside of the geographic boundaries of the County of Orange, State of California. Any such alternative facilities, whether within or without such geographical boundaries shall be no less suited for the performance of the Executive's duties hereunder than the current principal executive offices of the Company.

     The Executive's performance under this Agreement may be excused and the Executive may terminate this Agreement without recourse if (i) the Executive's duties hereunder are altered such that they are no longer consistent with the Executive's position and duties (as set forth above) or (ii) the Company relocates or transfers its facilities in a manner or to a location at variance with the terms of the Agreement set forth in the preceding paragraph.

     3.   Compensation and Related Matters.
          --------------------------------

     (a)  Base Salary.  During each year that this Agreement is effective, the
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Company shall pay to the Executive an annual base salary ("Base Salary") of not less than $150,000, all payable in substantially equal semi-monthly installments; provided, however, that the Base Salary (including the initial Base Salary) shall be subject to cost of living increases in the manner hereinafter set forth. The Base Salary shall be adjusted annually to reflect the increase, if any, in the cost of living by adding to the initial or then-current Base Salary, as relevant, an amount obtained by multiplying the then-current Base Salary by a percentage increase in the

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level of the Consumer Price Index for the LA-Long Beach, Anaheim Metropolitan
Area (the "CPI"), as reported by the Bureau of Labor Statistics of the United States Department of Labor, as follows:

          (i) for the Agreement period of December 6, 1995, through December 5, 1996, the percentage increase in the level of the CPI between November of 1994 and November of 1995;

          (ii) for the Agreement period of December 6, 1996, through December 5, 1997, the percentage increase in the level of the CPI between November of 1995 and November of 1996;

          (iii) for the Agreement period of December 6, 1997, through December 5, 1998, the percentage increase in the level of the CPI between November of 1996 and November of 1997; and

          (iv) for the Agreement period commencing December 6, 1998, and for each subsequent anniversary of such date, the Base Salary shall be adjusted using the same principles set forth above.

     Any increase in Base Salary not resulting from any such cost of living adjustments or other compensation granted by the Compensation Committee of the Board (the "Compensation Committee") shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, the Executive's Base Salary hereunder

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shall not thereafter be reduced.  The Compensation Committee shall review the
Base Salary annually and shall cause the Base Salary and other compensation to be increased, if appropriate, in relation to the Executive's performance and progress of the Company.

     (b) Warrants.  During the term of this Agreement, the Board may, but shall
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not be required to, grant to the Executive warrants to purchase shares of the
Company's common stock, no par value per share. Such grants, if any, shall be appropriate in relation to the Executive's performance and progress of the Company.

     (c) Bonus Payments.  In addition to Base Salary, the Executive shall be
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entitled to receive bonus payments as the Compensation Committee may determine in accordance with the Company's past practice, if any, pursuant to the Company's bonus plan, if, when, and as adopted and as the same thereafter may be amended or modified from time to time (the "Plan"); provided, however, that such bonus payments, if any, shall be appropriate in relation to the Executive's performance and progress of the Company.

     (d) Expenses.  During the term of his employment hereunder, the Executive
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shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently established by the Board for the Company's senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

     (e) Vacations.  The Executive shall be entitled to the number of paid
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vacation days in each Company fiscal year determined by the Compensation
Committee from time to time for its senior executive officers, but not less than three weeks in any Company fiscal year (prorated in any Company fiscal year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such Company fiscal year during which he is so employed). The Company's fiscal year commences July 1 and

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concludes June 30.  The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

     4.   Offices.  During the term of this Agreement, the Board shall cause the
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Executive to be nominated, and the Company shall use its best efforts to cause the Executive to be elected, to the Board; provided, that the Executive shall not have provided written notice of his intention to the contrary. The Executive agrees to serve as a director of the Company and each of its subsidiaries, whether now owned or acquired during the term of this Agreement, and in one or more executive offices of each of such subsidiaries, provided he is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company's Articles or By-laws.

     5.   Unauthorized Disclosure.
          -----------------------

     (a) During the period of his employment hereunder, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as a senior executive officer of the Company, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, improvements, formulas, designs or styles, processes, customers, methods of distribution, or methods of manufacture, the disclosure of which he knows will be materially damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.
For the period

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ending two years following the termination of employment hereunder, the
Executive shall not disclose any confidential information of the type described above.

     (b) The foregoing provisions of this Section 5 shall be binding upon the Executive's heirs, successors, and legal representatives.

     6.   Termination.  The Executive's employment hereunder may be terminated
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without any breach of this Agreement only under the following circumstances:

     (a)  Death.  The Executive's employment hereunder shall terminate upon his
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death.

     (b)  Disability.  If, as a result of the Executive's incapacity due to
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physical or mental illness, the Executive shall have been absent from his duties hereunder on a full time basis for 90 consecutive calendar days, and within 30 days after written notice of termination is given (which may occur only after the end of such 90-day period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

     (c)  Cause.  The Company may terminate the Executive's employment hereunder
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for Cause.  For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful and continued failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance has been delivered by the Board specifically identifying the manner in which the Board believes the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in misconduct that is materially injurious to the Company, monetarily or otherwise, or (iii) the willful violation by the Executive of the provisions of Section 5 hereof, provided that such violation results in material injury to the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless

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done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than majority of the entire membership of the Board of a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clause (i), (ii), or (iii) of the second sentence of this subparagraph, and specifying the particulars thereof in detail.

     (d)  Termination by the Executive.  The Executive may terminate his
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employment hereunder if (i) the Company sells all or substantially all of its assets, (ii) a "Change of Control of the Company" shall occur, or (iii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life; provided, however, that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect; and provided, further, that, at the Company's request and expense, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

     For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that such "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on

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the date hereof is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities.

     7.   Notice of Termination; Date of Termination.  Any termination of the
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Executive's employment by the Company or by the Executive (other than termination pursuant to Subsection 6(c), above) shall be communicated by written Notice of Termination to the other party hereto (which Notice of Termination shall be delivered in conjunction with the resolution referenced in Subsection 6(c) for a termination pursuant to Subsection 6(c), above). For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated pursuant to Subsection 6(b), above, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period); (iii) if the Executive's employment is terminated pursuant to Subsection 6(c), above, the date specified in the Notice of Termination; and
(iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, that if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award, or

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by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8.   Compensation Upon Termination or During Disability.
          --------------------------------------------------

     (a) If the Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as he shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, his full Base Salary to the date of his death in addition to any payments the Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy then maintained by the Company, and such payments shall fully discharge the Company's obligations hereunder.

     (b) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary and bonus payments unless and until the Executive's employment is terminated pursuant to Subsection 6(b) hereof, or until the Executive terminates his employment pursuant to Subsection 6(d)(iii) hereof, whichever first occurs. After termination, the Executive shall be paid 50% of his Base Salary, at the rate in effect at the time Notice of Termination is given, for the one-year period thereafter.

     (c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive through the Date of Termination his full Base Salary, at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

     (d) If the Company shall terminate the Executive's employment for any reason other than pursuant to Subsections 6(a), 6(b), or 6(c) hereof (it being understood that a purported termination pursuant to Subsection 6(b) or 6(c) hereof that is disputed and finally

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determined not to have been proper shall be a termination by the Company in breach of this Agreement), or if, within 90 days of the occurrence of an event specified in Subsection 6(d)(i) or 6(d)(ii) hereof, the Executive terminates his employment hereunder, or, if within such 90-day time period, the Company, or any successor-in-interest thereof, shall terminate the Executive's employment hereunder for any reason, then the Company shall pay the Executive, through the Date of Termination, his full Base Salary at the rate in effect at the time Notice of Termination is given and in lieu of any further Base Salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive on the fifth day following the Date of Termination, a lump sum amount equal to 100% of the annual Base Salary at the highest rate in effect during the 12 months immediately preceding the Date of Termination.

     9.   Successors; Binding Agreement.
          -----------------------------

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as if this Agreement were terminated pursuant Section 8(d), above, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and

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delivers the agreement provided for in this Section 9 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     10.  Notice.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

          David Rollo
          25700 Nellie Gail Road
          Laguna Hills, California 92653

     If to the Company:

          Luther Medical Products, Inc.
          14332 Chambers Road
          Tustin, California 92780
          Attention:  Corporate Secretary

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11.  Miscellaneous.  No provisions of this Agreement may be modified,
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waived, or discharged, unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designed by the Board. No waiver by either party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representa-

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tions, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California.

     12.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13.  Counterparts.  This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14.  Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in
Orange County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuance of any violation of Section 5 hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                          LUTHER MEDICAL PRODUCTS, INC.


    /s/ DAVID ROLLO                       By:   /s/ WILLIAM DAHLMAN
   _______________________________             _______________________________
          DAVID ROLLO                          William Dahlman
                                               Member, Board of Directors


                                          By:   /s/ MARK ISSACS
                                               _______________________________
                                               Mark Isaacs
                                               Member, Board of Directors

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